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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-212554) of Arbor Realty Trust, Inc. and Subsidiaries,

  (2)
  Registration Statement (Form S-4 No. 333-224251) of Arbor Realty Trust, Inc. and Subsidiaries,

  (3)
  Registration Statement (Form S-8 No. 333-196144) pertaining to the Arbor Realty Trust, Inc. 2017 Amended Omnibus Stock Incentive Plan of Arbor Realty Trust, Inc. and Subsidiaries;

of our report dated February 13, 2017, with respect to the financial statements of Cardinal Financial Company, Limited Partnership, for the year ended December 31, 2016, which is included in this Current Report on Form 8-K.

/s/ Richey, May & Co., LLP
Englewood, Colorado
May 29, 2018

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM